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Exhibit 3.1 - Arrhythmia Research Technology, Inc.  By-laws

                         AMENDED AND RESTATED BY-LAWS OF
                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
                                November 11, 2002
                                    ARTICLE I
                                     OFFICES

     1. Principal office. The principle office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

     2. Other offices. The corporation may also establish offices in other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine, or the business of the corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

     3.   Annual Meeting.

     A. The annual meeting of the shareholders of the Company shall be held on such date in each year and at such time and place as may be determined by the Board of Directors, for the purpose of electing Directors and for the transaction of such other proper business as may come before the meeting. Should the shareholders fail to elect Directors on the day designated for their annual meeting or before an adjournment thereof, the Board of Directors shall call a special meeting of the shareholders as soon thereafter as practical.

     B. Special meetings of the stockholders of the Corporation may be called by the Board of Directors or by the Chairman to be held on such date as the Board or the Chairman shall determine. The Secretary shall call a special meeting of the stockholders, to be held on such date as the Secretary shall determine, on the request in writing of the holders of shares of capital stock of the Corporation entitled to vote at such meeting which represent a majority of the total votes entitled to be cast at such meeting. Such notice shall set forth: (a) the action proposed to be taken at the meeting and the reasons for the action; (b) the name and address of each of such holders who intends to propose action to be taken at the meeting; (c) a representation that each is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the action specified in the request; (d) any material interest of any stockholder in such action; and (e) in the event that any proposed action constitutes or includes a proposal to amend either the Certificate of Incorporation or the By-laws of the Corporation, the language of the proposed amendment. The Secretary may refuse to call a special meeting unless the request is made in compliance with the foregoing procedure.

     C. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a stockholder in accordance with the procedure set forth below. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than 90 days in advance of such meeting, provided, however, that if such annual meeting of stockholders is held on a date other than the second Tuesday on the fifth month following the close of the Corporation's fiscal year, such written notice must be given within ten days after the first public disclosure, which may include any public filing by the Corporation with the Securities and Exchange Commission, of the date of the annual meeting. Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (b) the name and address of the stockholder proposing such business,
(c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (d) any

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material interest of any stockholder in such business. No business shall be conducted at an annual meeting except in accordance with this paragraph, and the chairman of any annual meeting of stockholders may refuse to permit any business to be brought before such annual meeting without compliance with the foregoing procedures.

     D. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors may nominate at a meeting persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting (provided that if such annual meeting of stockholders is held on a date other than the second Tuesday on the fifth month following the close of the Corporation's fiscal year, such written notice must be given within ten days after the first public disclosure, which may include any public filing of the Corporation with the Securities and Exchange Commission, of the date of the annual meeting), and
(ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of each person to be nominated: (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice as directors; (c) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission were such nominee to be nominated by the Board of Directors; and (e) and consent of each proposed nominee to serve as a director of the Corporation if so elected. The chairman of any meeting of stockholders to elect directors may refuse to permit the nomination of any person to be made without compliance with the foregoing procedure.

     4. Place of meetings. The Board of Directors may designate a place, either within or without the state of Delaware, as the place of meeting for the annual meeting or for a special meeting called by the Board of Directors; provided, however, that special meetings called at the written request of shareholders shall be held at the corporation's registered office. A waiver of notice signed by all shareholders entitled to vote at the meeting may designate a place, either within or without the State of Delaware, as the place for holding such meetings. Absent a designation, the shareholders will conduct their meeting at the corporation's registered office in the State of Delaware.

     5. Notice of meetings. The corporation's secretary or corporate counsel, shall deliver to each shareholder of record entitled to vote at a meeting, not less than ten nor more than fifty days before the meeting date, a written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes of the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.

     6. Record dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or an adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of a dividend, or in order to make a determination of shareholders for another corporate purpose, the Board of Directors may fix, in advance, a date as the record date for such determination. The Board of Directors shall fix this date as one not more than sixty days and not less than ten days, prior to the date of the particular action requiring determination. Absent a record date fixed by the Board of Directors, shareholders of record shall be fixed at the time the Secretary or corporate counsel, delivers the first notice of the meeting. Absent a record date fixed by the Board of Directors, shareholders entitled to receive payment of dividends shall be those of record on the date the Directors declare the dividend.

     7. List of stockholders. Prior to every election of Directors, the Secretary shall prepare a complete list of shareholders entitled to vote at the election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each. Any shareholder may examine this list at the corporation's principal office

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during the ten days immediately preceding the election. This list shall be produced and kept at the place of election during the whole time thereof, and subject to inspection by any shareholder.

     8. Business. The President shall preside at the shareholders' meeting, confine the business to the objects stated in the call, and, when in order, approve all minutes prepared by the Secretary. The President may specify a manual or other authority of parliamentary procedure as a guide for conducting the meeting; provided, that once a manual is selected, that manual shall control for all meetings. The President may rely upon the interpretations of corporate counsel in matters of parliamentary law.

     9. Quorum. The holders of a majority of the shares of the stock issued and outstanding and entitled to vote there at, present or represented by proxy, shall be requisite for and shall constitute a quorum at all shareholders' meetings for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-laws. If less than a majority of the outstanding shares are represented at a meeting, however, a majority of the shares so represented may adjourn the meeting, from time to time without notice other than by announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, where a quorum shall be present or represented, all business may be transacted which might have been transacted at the meeting originally called.

     10. Vote. When a quorum is present at a meeting, the vote of the holders of a majority of the stock having voting power present or represented by proxy shall decide questions brought before the meeting, unless the question is one which, by express provisions of the Delaware Statutes, the Certificate of Incorporation or by these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

     11. Proxy. At all shareholders' meetings, each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by a written instrument subscribed by the shareholder and bearing a date not more than three years prior to the meeting, unless the instrument specifically provides for a longer period.

     12. Written consents. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the shareholders may authorize action otherwise regarding the shareholders meeting by signing a unanimous consent to that effect, certified by the corporation's Secretary

                                   ARTICLE III

                                    DIRECTORS

     1. General. The business, affairs and property of the Corporation shall be managed and controlled by a Board of directors, which, except as otherwise provided by law or the Certificate of Incorporation, shall exercise all the powers of the Corporation. The number, qualifications, term of office, manner of election, time and place of meeting, compensation and powers and duties of the directors of the Corporation shall be fixed from time to time by or pursuant to these By-laws.

     2.   Number of Directors.

     A. The number of directors which shall constitute the Board of Directors shall be fixed from time to time by a vote of a majority of the Board of Directors, provided, however, that the number of directors of the Corporation shall be not less than two or more than six. The directors shall be classified with respect to the time for which they shall severally hold office, by dividing them into three classes, as nearly equal in number as possible. Each class shall be elected at the annual meeting of stockholders held in 1988 for terms which will expire as follows: one class of directors to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, the second class of directors to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1990; and the third class of directors to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1991.

     B. At each annual meeting of stockholders beginning in 1988, successors to the class of directors whose term just expired shall be elected to serve for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors shall have been elected and qualified. The Board


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of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors in order to ensure that those classes remain as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     3. Removal. Except as the law may otherwise provide, the stockholders shall not remove any director from office without cause prior to the expiration of his term of office unless holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of capital stock of the Corporation entitled to vote thereon, vote to remove the director from office.

     4. Vacancy. In case of any vacancy in any class of directors through death, resignation, disqualification, removal, increase in the number of directors or other cause, the remaining directors, through less than a quorum, by affirmative vote of a majority thereof or by a sole remaining director, may fill such vacancy by the election of a director to hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the election and qualification of his successor. Each election of directors by the stockholders shall be conducted by three judges appointed by the Board of Directors, or such lesser number (but not less than one) as the Board shall determine. If any or all of such appointees shall fail to appear or to act at the meeting, the vacancy or vacancies shall be filled by the chairman of the meeting or by the Board of Directors. No person who is candidate for office shall act as judge.

                              MEETINGS OF THE BOARD

     5. Place. Directors may hold their meetings, both regular and special, either within or without the State of Delaware.

     6. First meeting. The first meeting of each newly elected Board shall be held at the time and place fixed by vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting provided a quorum shall be present; or, the Directors may meet in such place and at such time as shall be fixed by written consent of all Directors.

     7. Regular meetings. Regular Board meetings may be held, without notice, at such time and place as shall be, from time to time, determined by the Board.

     8. Special meetings. Special Board meetings may be called by the President on 48 hours notice to each director, either personally or by mail or telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice, on written request of two Directors.

     9. Quorum. At all Board meetings, a majority of Directors shall constitute a quorum for transaction of business, except as otherwise provided by statute or in the Certificate of Incorporation. If less than a majority is present at a meeting, a majority of Directors present may adjourn the meeting without further notice until a majority is present.

     10. Vote. The affirmative vote of a majority of Directors shall be required for Board action.

     11. Deliberations. The Chairman of the Board shall conduct Directors' meetings, may designate a parliamentary manual or authority as a guide and may rely upon the parliamentary interpretations of corporate counsel. Upon demand of a Director, the Chairman shall exclude from the meeting all persons other than Directors, Shareholders, the corporation's Secretary and Corporate Counsel.

     12. Compensation. By resolution of the Board, the Directors may receive reimbursement for their expenses, if any, for attendance at each Board meeting and may receive a regular sum fixed by them for attendance at each Board meeting, or a stated salary as Director. No such payment shall preclude directors from serving the corporation in other capabilities and receiving compensation thereof.

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     13.  Written consent. Unless otherwise restricted by the Certificate of
Incorporation or these By-laws, action required or permitted to be taken at Board meetings or of Board committees may be taken without a meeting, if all members of the Board or Board committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     14. Telephonic meetings. The members of the Board of Directors may participate in and hold a meeting of the Board by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear and communicate with each other. Participation by a person in the above manner shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             COMMITTEES OF DIRECTORS

     15. Designation. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more corporate Directors, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board in managing the corporate business and affairs, and may have power to authorize the seal of the corporation to be fixed to all papers which may require it. The committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     16. Minutes. The committees shall keep regular minutes of their proceedings and report same to the Board when required.

                                   ARTICLE IV

                                     NOTICE

     1. Method. Whenever notice is required to be given to a Director or shareholder under provisions of the statutes, Certificate of Incorporation, or of these By-laws, notice shall not be construed to mean personal notice, but may be given in writing, by mail or telegram, addressed to the Director or stockholder to the address which appears on the corporate books, and notice shall be deemed to be given at the time mailed or transmitted.

     2. Waiver of notice. Whenever notice is required to be give under provisions of the statutes, Certificate of Incorporation, or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and the waiver need not specify the purpose of or the business to be transacted at the meeting.

                                    ARTICLE V

                                    OFFICERS

     1. Designation. The corporation officers shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Any two offices may be held by the same person except that no one may hold the offices of President and Treasurer at the same time if the corporation has more than one shareholder of record.

     2. Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a President and Chairman of the Board from among its members, and shall choose one or more Vice-Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board.

     3. Agents. The Board may appoint such agents on behalf of the Corporation as it shall deem necessary, for such terms and to exercise such powers and perform such duties as shall be determined from time to time by the Board, and not conflicting with these By-laws or the Certificate of Incorporation.

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     4.   Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Directors.

     5. Term. The officers of the Corporation shall hold office until their successors are chosen and qualified, unless sooner removed or displaced. An officer elected or appointed by the Board may be removed at any time by affirmative vote of a majority of the entire Board whenever, in their judgment, the best interest of the Corporation would be served thereby.

     6. Vacancy. Vacancy in an office because of death, resignation, removal, disqualification or otherwise may be filled by the Board for the unexpired portion of the term.

     7. Chairman. It shall be the duty of the Chairman of the Board, if present, to preside at all meetings of the Board of Directors and the Executive Committee, and to exercise and perform such other powers and duties as may, from time to time, be assigned to him by the Board or prescribed by the By-laws.

     8. President. The President shall be the chief executive officer of the corporation. Unless otherwise provided by the Directors, the President shall preside, when present, at all meetings of stockholders and of the Directors (except as provided in Section 7 above). The President shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

     9. Vice-President. The Vice-President, or if there shall be more than one, the Vice Presidents in the order determined by the Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and shall have such other powers as the Directors or the President may from time to time prescribe. The Directors may assign any Vice President the title of Executive Vice President, Senior Vice President, or any other title determined by the Directors.

     10. Secretary and Assistant Secretaries. If a Secretary is appointed, he shall attend all meetings of the Directors and shall keep a record of the meetings of the Directors. He shall, when required, notify the Directors of their meetings, and shall have such other powers and shall perform such other duties as the Directors or the President may from time to time prescribe.

     The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and shall have such other powers as the Directors, the President or the Secretary may from time to time prescribe.

     11. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have charge of all funds, securities and valuable documents of the corporation, except as the Directors or the President may otherwise provide.

     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Directors, the President or the Treasurer may from time to time prescribe.

     12. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. Unless a transfer agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each. If there is no Secretary or Assistant Secretary, the Clerk shall keep a record of the meetings of the Directors. The Clerk shall perform such other duties and shall have such other powers as the Directors or the President may from time to time prescribe.

     The Assistant Clerk, or if there shall be more than one, the Assistant Clerks in the order determined by the Directors, shall, in the absence or disability of the Clerk, perform the duties and exercise the powers of the Clerk and

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shall perform such other duties and shall have such other powers as the
Directors, the President or the Clerk may from time to time prescribe.

     In the absence of the Clerk or any Assistant Clerk from any meeting of stockholders, the person presiding at the meeting shall designate a Temporary Clerk to keep a record of the meeting.

     13. Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the Corporation. The Chief Operating Officer shall, subject to the direction of the Directors, have general supervision and control of the business of the corporation. The Chief Operating Officer shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

     14. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in the By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

                                   ARTICLE VI

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation to the full extent permitted or authorized by the General Corporation Law of the State of Delaware. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any person whether or not the Corporation would otherwise have the power to indemnify such person.

                                   ARTICLE VII

                     REIMBURSEMENT OR DISALLOWED DEDUCTIONS

     Payments made to a Corporate officerector (such as salary, commissions, bonus, interest, rent or expenses) which shall be disallowed by the Internal Revenue Service, in whole or in part, as a deductible expense for the purpose of corporate tax reporting, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. The Board shall take all necessary steps to enforce this repayment. In lieu of repayment by the Officer or Directors, the Board, at its option, may withhold appropriate amounts from the Officer's or Director's future compensation until payment has been recovered, provided the amount withheld is sufficient to extinguish the indebtedness within five years.

                                  ARTICLE VIII

                              CERTIFICATES OF STOCK

     1. Form. Certificates representing shares of stock in the corporate name shall be in such form as determined by the Board. All certificates shall be signed by the President or Vice-President, and by the Secretary or Treasurer. All certificates for such shares shall be consecutively numbered, and the name and address of the person to whom the shares represented thereby are issued together with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

     2.   Transfer Agents, Registrars. Where a certificate is countersigned
(1) by a transfer agent other than the corporation or its employees, or, (2) by a registrar other than the corporation or its employees, any other signature on the certificate may be facsimile. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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     3.   Lost certificates. Each person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and shall give the corporation a bond in such sum as the Board may require to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate. The Board may accept the affiant's personal bond if it should appear that he or she possesses unencumbered property of sufficient value to assure indemnification. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed shall then be issued.

     4. Transfer of stock. Upon surrender to the corporation's transfer agent or registrar of the corporation's share certificates, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

     5. Holder. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact hereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have the express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     1. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may declare dividends upon the corporate capital stock, at a regular or special meeting, pursuant to law. Subject to the provisions of the Certificate of Incorporation, dividends may be paid in cash, in property or in shares of capital stock.

     2. Reserve for contingencies. Before payment of a dividend, the Board of Directors may set aside out of corporate funds available for dividends, such sum or sums as the Directors may, from time to time and in their discretion, deem proper, as a reserve fund to meet contingencies or for repairing or maintaining the corporate property, or for such other purposes as the Directors shall deem to be in the corporation's best interest. The Directors may modify or abolish such reserve in the manner in which it was created.

     3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors, from time to time, designates.

     4. Corporate seal. The Board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of Incorporation and "Corporate Seal."

     5. Fiscal year. The corporation's fiscal year shall end on the last day of December each year.

                                    ARTICLE X

                                   AMENDMENTS

     Subject to the provisions of Article II hereof, the By-laws of the Corporation, regardless of whether adopted by the stockholders or by the Board of Directors, may be altered, amended or repealed by the Board of Directors or by the stockholders. Such action at a meeting of the Board of Directors shall be taken by the affirmative vote of a majority of the members of the Board of Directors in office at the time; and such action by the stockholders shall be taken by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the shares of capital stock of the Corporation entitled to vote thereon.

     These By-laws are subject to any requirements of law, any provisions of the Certificate of Incorporation, as from time to time amended, and any terms of any series of preferred stock or any other securities of the Corporation.

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